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                                                                    EXHIBIT 10.7

                                                                  EXECUTION COPY

                 FIRST AMENDED AND RESTATED MANAGEMENT AGREEMENT

          THIS FIRST AMENDED AND RESTATED MANAGEMENT AGREEMENT is made as of June 17, 2002, by and among Bruckmann, Rosser, Sherrill & Co., Inc., a Delaware corporation ("BRS INC."), Bruckmann, Rosser, Sherrill & Co., L.L.C. ("BRS LLC"; and collectively with BRS Inc., the "SERVICE PROVIDERS"), H&E Holdings L.L.C., a Delaware limited liability company ("HOLDINGS") and H&E Equipment Services L.L.C. (f/k/a Gulf Wide Industries, L.L.C.), a Louisiana limited liability company (the "COMPANY").

                                   WITNESSETH:

          WHEREAS, the Company is the successor entity of the mergers (the "MERGERS") of (i) ICM Equipment Company L.L.C., a Delaware limited liability company ("ICM"), and (ii) Head & Engquist Equipment, L.L.C. ("OLD H&E"), in each case, with and into the Company;

          WHEREAS, the Company is a wholly-owned subsidiary of Holdings;

          WHEREAS, BRS Inc. and ICM entered into that certain Management Agreement, dated as of May 26, 1999 (the "ORIGINAL MANAGEMENT AGREEMENT"); and

          WHEREAS, as of the date hereof, BRS Inc. and the Company desire to add BRS LLC and Holdings as a party hereto and to amend and restate the Original Management Agreement in its entirety as set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

          1. APPOINTMENT. The Company hereby engages the Service Providers, and the Service Providers hereby agree under the terms and conditions set forth herein, to provide certain services to Holdings, the Company and their respective subsidiaries as described in Section 3 hereof.

          2. TERM. The term of the Agreement (the "TERM") shall commence on the date hereof and shall continue until the tenth anniversary of this Agreement.

          3. DUTIES OF THE SERVICE PROVIDERS. The Service Providers shall provide Holdings, the Company and their respective subsidiaries with business and organizational strategy, financial and investment management, and merchant and investment banking services (collectively, the "SERVICES"). The Services will be provided at such times and places as may reasonably be determined by the Services Providers. Notwithstanding anything in the foregoing to the contrary, the following services are specifically excluded from the definition of "SERVICES":

          (i) INDEPENDENT ACCOUNTING SERVICES. Accounting Services rendered to Holdings, the Company, their respective subsidiaries or either Service Provider by an independent accounting firm or accountant (I.E., an accountant who is not an employee of either Service Provider); and

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          (ii)  LEGAL SERVICES. Legal services rendered to Holdings, the
Company, their respective subsidiaries, or either Service Provider by an independent law firm or attorney (I.E., an attorney who is not an employee of either Service Provider).

          4. POWER OF THE SERVICE PROVIDERS. So that they may properly perform their duties hereunder, the Service Providers shall, subject to Section 7 hereof, have the authority and power to do all things necessary and proper to carry out the duties set forth in Section 3 hereof.

          5. COMPENSATION. As consideration payable to the Service Providers or any of their respective affiliates for providing the Services to the Company, the Company shall make the following payments to the Service Providers.

          (i) During the Term, the Company shall pay to the Service Providers an annual management fee equal to the lesser of (x) $2,000,000 or (y) one and three quarters percent (1.75%) of Adjusted EBITDA (as herein defined) (the "MANAGEMENT FEE"), plus the reasonable out-of-pocket fees and expenses of each Service Provider or any of their respective affiliates (other than Holdings, the Company or any of their respective subsidiaries). The Management Fee shall be payable semi-annually in advance by the Company in immediately available funds on each January 3rd and July 2nd and each such semi-annual payment shall be based on the lesser of (A) $1,000,000 (representing one-half of $2,000,000) and
(B) the budgeted Adjusted EBITDA, as determined by Holdings' board of directors (the "BOARD"), for the six month period commencing on the immediately preceding January 1st if such Management Fee is to be paid on a January 3rd, or the immediately preceding July 1st if such Management Fee is to be paid on a July 2nd; PROVIDED that the first payment of the Management Fee shall be payable on the date hereof (such first payment shall be a pro-rated portion of the Management Fee for the period beginning on the date hereof and ending on December 31, 2002 and shall be based on the budgeted Adjusted EBITDA for such period, as determined by the Board; accordingly no payment of the Management Fee shall occur on July 2, 2002); PROVIDED, FURTHER that such first payment of the Management Fee shall be (I) increased by any portion of the Management Fee (as such term is defined in the Original Management Agreement) that was accrued but unpaid as of immediately prior to the Mergers and (II) decreased by any portion of the Management Fee (as such term is defined in the Management Agreement, dated as of August 10, 2001, among BRS LLC, Old H&E and the Company) paid by Old H&E or the Company with respect to any period after the date hereof. For purposes of this Agreement, "ADJUSTED EBITDA" means, for any period, (a) the net income of the Company and its subsidiaries, on a consolidated basis, for such period (before the payment of any dividends or other distributions and excluding the effect of any extraordinary gains or losses during such period), plus (b) the interest expense, operating lease expense related to construction and/or industrial equipment, federal, state, foreign and local income, franchise, capital gain, capital stock and other similar taxes, depreciation and amortization expense, and the Management Fee of the Company and its subsidiaries, on a consolidated basis, for such period, in each case, determined in accordance with United States generally accepted accounting principles. In the event that it shall be determined following the end of a fiscal year of the Company, that the amount (such amount, the "ACTUAL ANNUAL MANAGEMENT FEE") equal to the lesser of (xx) $2,000,000 (which amount shall be appropriately pro rated for that portion of such fiscal year during the Term if less than the full fiscal year) and (yy) one and three quarters percent (1.75%) of Adjusted EBITDA for such fiscal year (but only for that portion of such fiscal year during the Term), as determined by the Board by reference to

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the Company's audited financial statements for such fiscal year, exceeds the amount of cash actually paid to the Service Providers as Management Fees for such fiscal year, then the Company shall promptly pay an amount equal to such excess to the Service Providers; and in the event that it shall be determined following the end of a fiscal year of the Company that the applicable Actual Annual Management Fee for such fiscal year is less than the amount of cash actually paid to the Service Providers as Management Fees for such fiscal year, then an amount equal to such difference shall be offset against the next payment payable to the Service Providers hereunder. Notwithstanding the foregoing, with respect to any payment of a Management Fee to the Service Providers, 38.67% of such payment shall be made to BRS Inc. and 61.33% of such payment shall be made to BRS LLC.

          (ii) During the Term, the Service Providers shall be entitled to receive from the Company a transaction fee in connection with the consummation by Holdings, the Company or any of their respective subsidiaries of (i) each material acquisition of an additional business, (ii) each material divestiture and (iii) each material financing or refinancing, in each case, in an amount equal to 1.25% of the aggregate value of such transaction (each such payment, a "TRANSACTION FEE") plus all reasonable out-of-pocket fees and expenses of each Service Provider or any of its affiliates (other than Holdings, the Company or any of their respective subsidiaries) in connection with any such transaction. Notwithstanding the foregoing, with respect to any payment of a Transaction Fee to the Service Providers, 38.67% of such payment shall be made to BRS Inc. and 61.33% of such payment shall be made to BRS LLC.

          (iii) On the date hereof, in consideration for the Service Providers' efforts in obtaining and negotiating the Company's debt financing and related agreements, the Company (i) shall pay to BRS Inc. $4,000,000, which represents the ICM Transaction Fee (as such term is defined in the Original Management Agreement) and (ii) shall pay to BRS LLC $3,218,750, which represents the H&E Transaction Fee (as such term is defined in the Original Management Agreement). In addition, the Company shall either pay directly or reimburse each Service Provider for all of the reasonable out-of-pocket fees and expenses, including legal and accounting fees, incurred by such Service Provider or any of its affiliates (other than Holdings, the Company or any of their respective subsidiaries) in connection with the negotiation and execution of the debt and equity financing and related agreements entered into by Holdings and/or the Company on or about the date hereof.

          6. INDEMNIFICATION. In the event that a Service Provider or any of its affiliates, principals, partners, directors, stockholders, employees, agents and representatives (collectively, the "INDEMNIFIED PARTIES") becomes involved in any capacity in any action, proceeding or investigation in connection with any matter referred to in or contemplated by this Agreement, or in connection with its Services, the Company will indemnify and hold harmless the Indemnified Parties from and against any actual or threatened claims, lawsuits, actions or liabilities (including out-of-pocket expenses and the fees and expenses of counsel and other litigation costs and the cost of any preparation or investigation) of any kind or nature, arising as a result of or in connection with this Agreement and its Services, activities and decisions hereunder, and will periodically reimburse such Service Provider for its expenses as described above, except that the Company will not be obligated to so indemnify any Indemnified Party if, and to the extent that, such claims, lawsuits, actions or liabilities against such Indemnified Party directly result from the gross negligence or willful misconduct of such Indemnified Party as

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admitted in any settlement by such Indemnified Party or held in any final, non-appealable judicial or administrative decision. In connection with such indemnification, the Company will promptly remit or pay to such Service Provider any amounts which such Service Provider certifies to the Company in writing are payable to such Service Provider or other Indemnified Parties hereunder. The reimbursement and indemnity obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Indemnified Party, as the case may be, of each Service Provider and any such affiliate and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, each Service Provider, and any such Indemnified Party. The foregoing provisions shall survive the termination of this Agreement.

          7. INDEPENDENT CONTRACTORS. Nothing herein shall be construed to create a joint venture or partnership between the parties hereto or an employee/employer relationship. Each Service Provider shall be an independent contractor pursuant to this Agreement. No party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other party hereto or to bind any other party hereto to any contract, agreement or undertaking with any third party.

          8. LIABILITY. The Service Providers are not and never shall be liable to any creditor of Holdings or the Company, and Holdings and the Company agree to indemnify and hold each Indemnified Party harmless from and against any and all such claims of alleged creditors of the Company and against all costs, charges and expenses (including reasonable attorneys fees and expenses) incurred or sustained by any Indemnified Party in connection with any action, suit or proceeding to which it may be made a party by any alleged creditor of the Company. Notwithstanding anything contained in this Agreement to the contrary, Holdings and the Company agree and acknowledge that each Service Provider and its partners, principals, shareholders, directors, officers, employees and affiliates intend to engage and participate in acquisitions and business transactions outside of the scope of the relationship created by this Agreement and they shall not be under any obligation whatsoever to make such acquisitions, business transactions or other opportunities through Holdings, the Company or any of their respective subsidiaries or offer such acquisitions, business transactions or other opportunities to Holdings, the Company or any of their respective subsidiaries.

          9. ASSIGNMENT. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto; PROVIDED, HOWEVER, that, notwithstanding the foregoing, each Service Provider may assign its rights and obligations under this Agreement to any of its affiliates without the consent of Holdings and the Company or the other Service Provider.

          10. SUCCESSORS. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the parties hereto.

          11. COUNTERPARTS. This Agreement may be executed and delivered by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute but one and the same agreement.

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          12.   ENTIRE AGREEMENT; MODIFICATION; GOVERNING LAW. The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. This Agreement amends and restates the Original Management Agreement in its entirety. No modifications of this Agreement nor waiver of the terms or conditions hereof shall be binding upon any party hereto unless approved in writing by an authorized representative of such party. All issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

          13. NO THIRD PARTY BENEFICIARIES. Except as provided in Section 6 and Section 8 hereof, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          14. OBLIGATIONS OF HOLDINGS AND THE COMPANY. The obligations of Holdings and the Company are jointly and severally guaranteed by the other.

                                    * * * * *

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          IN WITNESS WHEREOF, the parties hereto have signed this First Amended and Restated Management Agreement as of the day and year first above written.

                                 BRUCKMANN, ROSSER, SHERRILL & CO., INC.



                                 By: /s/ Paul Kaminski
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 BRUCKMANN, ROSSER, SHERRILL & CO., L.L.C.



                                 By: /s/ Paul Kaminski
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 H&E HOLDINGS L.L.C.



                                 By: /s/ John M. Engquist
                                    --------------------------------------------
                                    Name:  John M. Engquist
                                    Title: Chief Executive Officer and President



                                 H&E EQUIPMENT SERVICES L.L.C.



                                 By: /s/ John M. Engquist
                                    --------------------------------------------
                                    Name:  John M. Engquist
                                    Title: Chief Executive Officer and President